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[ThePrudential Logo]                 PAUL A. HALEY, FSA, MAAA
                                     Vice President & Actuary

                                     Pruco Life Insurance Company of America
                                     100 Mulberry Street, Newark, NJ 07102
                                     201 367-7634   Fax: 201 367-8068


                                                        January 20, 1997


     I, Paul A. Haley, consent to the use of the memorandum dated December 18, 1996 in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-18117 on Form N-4 of Pruco Life of New Jersey Flexible Premium Variable Annuity Account of Pruco Life Insurance Company Of New Jersey, relating to the support of representations made regarding the charges and fees in the Discovery Select Variable Annuity Contract.



                                         /s/ PAUL A. HALEY
                                             -----------------------------------
                                             Paul A. Haley, FSA, MAAA, CLU, ChFC
                                             Vice President and Actuary




                                  A Subsidiary of
                                  The Prudential Insurance Company of New Jersey